Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Longwei Petroleum Investment Holding Limited (the “Company”) on the Form 10-Q for the three months ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cai Yongjun, Chief Executive Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the three months ending December 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the three months ending December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Longwei Petroleum Investment Holding Limited.

Date: February 9, 2012

By:	/s/ Cai Yongjun
Cai Yongjun
Chief Executive Officer (Principal Executive Officer)